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                                                                   EXHIBIT 21.01

                 SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
                              AS OF MARCH 10, 2004

                  NAME OF SUBSIDIARY                                   PERCENT OWNED
                  ------------------                                   -------------
Alamo Gulf Coast Railroad Company, a Texas corporation                    99.5%(1)

Alamo North Texas Railroad Company, a Texas corporation                   99.5%(2)

American Aggregates Corporation, a Delaware corporation                    100%

American Stone Company, a North Carolina corporation                        50%(3)

B&B Materials and Hauling, Inc., a Texas corporation                       100%(4)

Bahama Rock Limited, a Bahamas corporation                                 100%

Central Rock Company, a North Carolina corporation                         100%

City Wide Rock & Excavating Co., a Nebraska corporation                    100%

Fredonia Valley Railroad, Inc., a Delaware corporation                     100%

Granite Canyon Quarry, a Wyoming joint venture                              51%(5)

Harding Street Corporation, a Delaware corporation                         100%

J.W. Jones Materials, LLC, a Delaware limited liability company            100%

Martin Marietta Composites, Inc., a Delaware corporation                   100%

Martin Marietta Equipment Company, Inc., a Delaware corporation            100%

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(1)  Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials
     Southwest, Ltd. (99.5%) and certain individuals (0.5%).

(2) Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

(3) Central Rock Company, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in American Stone Company.

(4) B&B Materials and Hauling, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(5) Meridian Granite Company, an indirect wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 51% interest in Granite Canyon Quarry.

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
Martin Marietta Equipment Leasing, LLC, a Delaware limited
  liability company                                                          100%(6)

Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability
  company                                                                    100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada
  corporation                                                                100%

Martin Marietta Materials of Alabama, LLC, a Delaware limited liability
  company                                                                    100%(7)

Martin Marietta Materials of Florida, LLC, a Delaware limited liability
  company                                                                    100%

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation         100%

Martin Marietta Materials of Missouri, Inc., a Delaware corporation          100%

Martin Marietta Materials Real Estate Investments, Inc., a Delaware
  corporation                                                                100%

Martin Marietta Materials Southwest, Ltd., a Texas limited partnership       100%(8)

Martin Marietta Materials of Tennessee, Inc., a Delaware corporation         100%

Material Producers, Inc., an Oklahoma corporation                            100%(9)

Menefee Crushed Stone Company, a Tennessee corporation                       100%(10)

Meridian Aggregates Company, a Limited Partnership, a Delaware limited
  partnership                                                                100%(11)

Meridian Aggregates Company Northwest, LLC, a Delaware limited liability
  company                                                                    100%(12)

Meridian Aggregates Company Southwest, LLC, a Delaware limited liability
  company                                                                    100%(13)

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(6)  Martin Marietta Equipment Leasing, LLC is owned 99% by Martin Marietta
     Materials, Inc. The remaining 1% is owned by Martin Marietta Equipment Company, Inc.

(7) Martin Marietta Materials of Alabama, LLC is a wholly owned subsidiary of American Aggregates Corporation.

(8) Martin Marietta Materials Southwest, Ltd. is owned 2% by Southwest I, LLC and 98% by Southwest II, LLC.

(9) Material Producers, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(10) Menefee Crushed Stone Company is a wholly owned subsidiary of Martin Marietta Materials of Tennessee, Inc.

(11) Meridian Aggregates Company, a Limited Partnership is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.

(12) Martin Marietta Materials, Inc. is the sole member of Meridian Aggregates Company Northwest, LLC.

(13) Martin Marietta Materials, Inc. is the sole member of Meridian Aggregates Company Southwest, LLC.

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
Meridian Aggregates Investments, LLC, a Delaware limited liability company   100%(14)

Meridian Granite Company, a Delaware corporation                             100%(15)

Mid-State Construction & Materials, Inc., an Arkansas corporation            100%(16)

MTD Pipeline LLC, a Delaware limited liability company                        50%(17)

Norman Asphalt Co., an Oklahoma corporation                                  100%(18)

OK Sand & Gravel, LLC, a Delaware limited liability company                   99%(19)

Powderly Transportation, Inc., a Delaware corporation                        100%(20)

R&S Sand & Gravel, LLC, a Delaware limited liability company                 100%(21)

Rebco Trucking Company, Inc., a Louisiana corporation                        100%(22)

Rebel Sand & Gravel Company, Inc., a Louisiana corporation                   100%(23)

Redland Park Development, Inc., a Texas corporation                          100%(24)

Rocky Ridge, Inc., a Nevada corporation                                      100%

Sha-Neva, Inc., a Nevada corporation                                         100%

Southwest I, LLC, a Delaware limited liability company                       100%

Southwest II, LLC, a Delaware limited liability company                      100%

Superior Stone Company, a North Carolina corporation                         100%

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(14) Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta
     Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.

(15) Meridian Granite Company is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership

(16) Mid-State Construction & Materials, Inc. is a wholly owned subsidiary of Martin Marietta Materials of Arkansas, Inc.

(17) Martin Marietta Magnesia Specialties, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in MTD Pipeline LLC.

(18) Norman Asphalt Co. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(19) Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in OK Sand & Gravel, LLC.

(20) Powderly Transportation, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

(21) Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by Harding Street Corporation, a wholly owned subsidiary of Martin Marietta Materials, Inc.

(22) Rebco Trucking Company, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

(23) Rebel Sand & Gravel Company, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

(24) Redland Park Development, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Ltd.

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
Theodore Holding, LLC, a Delaware limited liability company     60.7%(25)

Valley Stone LLC, a Virginia limited liability company            50%(26)

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(25) Superior Stone Company, a wholly owned subsidiary of Martin Marietta
     Materials, Inc., is the manager of and owns a 60.7% interest in Theodore Holding, LLC.

(26) Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.